UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2013 (November 7, 2013)

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA		50010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 296-5555

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)    Appointment of Officers

On November 7, 2013, the Board of Directors (the “Board”) of NewLink Genetics Corporation, a Delaware corporation (the “Company”) elected Carl W. Langren, age 58, as the Principal Accounting Officer of the Company. Mr. Langren will also continue to serve as Vice President of Finance of the Company.
Mr. Langren has served as the Company's Vice President of Finance since January 2011. Previously, Mr. Langren served as Chief Financial Officer of BioProtection Systems Corporation, a vaccine development company and a subsidiary of the Company, from February 2005 to January 2011.  Prior to joining BioProtection Systems Corporation, Mr. Langren was a principal in Capital Management Solutions, a private equity venture capital firm. Prior to joining Capital Management Solutions, Mr. Langren also held positions as Chief Financial Officer of Housby Mixer Group, President of Iowa Machinery and Supply, Chief Financial Officer of Equity Dynamics, Inc., Treasurer of DFM Corporation and a Tax Manager with McGladrey Pullen and Company. Mr. Langren received a B.B.A. in accounting from the University of Iowa.

Mr. Langren has been, and will continue to be, a participant in each of the Company's 2009 Equity Incentive Plan, 2010 Employee Stock Purchase Plan and 401(k) plan. As an executive officer, Mr. Langren will also continue to be eligible to receive bonuses based on the achievement of corporate and individual goals approved by the Board, including pursuant to the 2013 bonus awards previously approved by the Board and more fully described in the Company's Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on April 5, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    November 14, 2013

NewLink Genetics Corporation

By:	/s/ Gordon H. Link, Jr.
Gordon H. Link, Jr.
Its:	Chief Financial Officer